Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS THAT CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT THEIR INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SHARES (AS DEFINED BELOW), AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THE OFFERING (AS DEFINED BELOW).

THE SALE OF THE SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND THE SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH A REGULATION A OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), IT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THE OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER (AS DEFINED BELOW) IN CONNECTION WITH THE OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY (AS DEFINED BELOW). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS THAT ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THE OFFERING TO DETERMINE THE APPLICABILITY TO THE OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SHARES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SHARES ARE NOT BEING OFFERED.

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THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SHARES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR FEWER THAN THE NUMBER OF SHARES THE INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SHARES WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

TO:	Zero Labs Automotive Inc.
1535 Rosecrans Avenue
Gardena, CA 90066

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (“Subscriber”) hereby irrevocably subscribes for and agrees to purchase, at a purchase price of $10.00 per share, shares (the “Shares”) of Class B common stock, par value $0.001 per share (the “Common Stock”), of Zero Labs Automotive Inc., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein. The minimum subscription amount is $1,000.00 (100 Shares).

(b) Subscriber understands that the Shares are being offered pursuant to an offering circular dated [_____], 2024 (the “Offering Circular”) included in the offering statement of the Company filed with the SEC (the “Offering Statement”). By executing this Subscription Agreement, Subscriber acknowledges that he, she or it has received this Subscription Agreement, copies of the Offering Circular and Offering Statement, including exhibits thereto and any other information required by Subscriber to make an investment decision.

(c) Subscriber’s subscription may be accepted or rejected in whole or in part, by the Company, in its sole discretion, at any time before a Closing Date (as defined below). In addition, the Company, in its sole discretion, may allocate to Subscriber only a portion of the number of Shares for which Subscriber has subscribed. The Company will notify Subscriber whether his, her or its subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof, if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder will terminate.

(d) The aggregate number of Shares sold will not exceed 1,000,000 Shares. The Company may accept subscriptions until the earliest of (i) the 180th day after the date as of which the SEC qualifies the Offering Statement (or such later day as the Company determines, if, in its sole discretion, it extends the offering of the Shares (the “Offering”), (ii) the date as of which all Shares offered by the Offering Circular have been sold and (iii) any such earlier time as the Company may determine in its sole discretion, regardless of the number of Shares sold and the amount of capital raised (the earliest of such dates, the “Termination Date”). The Company may elect at any time to close all or any portion of the Offering, on various dates at or before the Termination Date (each, a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or if the sale of the Shares (or any portion thereof) is not consummated for any reason, this Subscription Agreement will have no force or effect, except for this Section 1(e) and Section 5 hereof (and, to the extent relevant thereto, Sections 4 and 6), each of which will remain in force and effect.

2.  Purchase Procedure.

(a) Payment. The purchase price for the Shares will be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement along with payment for the aggregate purchase price of the Shares by debit card, credit card, ACH electronic transfer, wire transfer, or check to an account designated by the Company, or by any combination of such methods.

(b) Recordkeeping. Subscriber will receive notice of the Shares owned by Subscriber, as reflected on the Company’s books and records, which will bear a notation that the Shares were sold in reliance upon Regulation A.

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3.  Representations and Warranties of the Company.

The Company represents and warrants to Subscriber as follows as of Subscriber’s respecting Closing Date(s):

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon its execution, this Subscription Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with its execution, delivery and performance of this Subscription Agreement, except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. Disclosure of the number of authorized and outstanding securities of the Company immediately before the initial investment in the Shares is as set forth under “Securities Being Offered” in the Offering Circular. Except as set forth in the Offering Circular, the Company has no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial statements. Complete copies of the Company’s financial statements (consisting of (i) the audited balance sheets of the Company as of December 31, 2021 and 2022 and the related statements of income, stockholders’ equity and cash flows for the periods ending December 31, 2021 and 2022 (the “Audited Statements”) and (ii) the unaudited balance sheet of the Company as of June 30, 2023 and the related statements of income, stockholders’ equity and cash flows for the period of six months ending June 30, 2023) (the Audited Statements, together with the financial statements described in clause (ii) of this Section 3(f), the “Financial Statements”) have been made available to Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. SetApart Financial Services, which has audited the Audited Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

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(h) Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company or (ii) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.  Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom or for which Subscriber is so purchasing) represents and warrants to the Company as follows, in each case as of Subscriber’s respective Closing Date(s):

(a) Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All actions on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken before Subscriber’s Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Subscriber understands that the Shares have not been registered under the Securities Act and that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act and, in part, upon Subscriber’s representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely, and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934) with respect to facilitating trading or resale of the Shares. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Shares. Subscriber also understands that an investment in the Company involves significant risks, and Subscriber has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

(d) Accredited Investor Status or Investment Limits. Subscriber represents that:

EITHER (i) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (in which case Subscriber has truthfully indicated, on the signature page of this Subscription Agreement, the numbered paragraph(s) of Appendix A (attached hereto) corresponding to Subscriber’s accredited investor status);

OR (ii) The purchase price set out in paragraph (b) of the signature page to this Subscription Agreement, together with any other amounts previously used to purchase Shares in the Offering, does not exceed (A) 10% of the greater of Subscriber’s annual income or net worth (if Subscriber is a natural person) or (B) 10% of the greater of Subscriber’s annual revenue or net assets at fiscal year end (if Subscriber is not a natural person).

(e) Professional advice. To the extent that Subscriber has any questions with respect to his, her or its status as an accredited investor, or as to the application of the investment limits, Subscriber has sought professional advice.

(f) Stockholder information. Within five days after receipt of a request from the Company, Subscriber hereby shall provide such information with respect to its status as a stockholder (or potential stockholder) and execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event he, she or it transfers any Shares, Subscriber will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer.

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(g) Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber has had such opportunity as he, she or it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(h) Valuation. Subscriber acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Shares may be made at lower valuations, with the result that Subscriber’s investment will bear a lower valuation.

(i) Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(j) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.

(k) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), Subscriber hereby represents that he, she or it has satisfied himself, herself or itself, as the case may be, as to the full observance of the laws of Subscriber’s jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

5. Survival of Representations and Indemnity. The representations, warranties and covenants made by Subscriber herein and the rights and agreements set forth in Section 6 will survive the Termination Date. Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, that controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Subscriber to comply with any covenant or agreement made by Subscriber herein or in any other document furnished by Subscriber to any of the foregoing in connection with this transaction.

6. Market Stand-off. Subscriber shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities of the Company) held by Subscriber during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NYSE Rule 472(f)(4) or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend indicating that the securities represented by such certificate, instrument or book entry are subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Subscriber agrees to execute a market stand-off agreement with the underwriters in the related offering in customary form consistent with the provisions of this Section 6.

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7. Governing Law; Jurisdiction. This Subscription Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

EACH OF SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT NOT ARISING UNDER THE FEDERAL SECURITIES LAWS MAY BE LITIGATED IN SUCH COURTS. EACH OF SUBSCRIBER AND THE COMPANY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF, AS APPLICABLE, AND IN CONNECTION WITH SUBSCRIBER’S AND THE COMPANY’S RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT NOT ARISING UNDER THE FEDERAL SECURITIES LAWS. EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 8 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

8. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein are to be in writing and deemed duly given if and when (a) delivered personally, on the date of such delivery; (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:	with a required copy to:

Zero Labs Automotive Inc.	Ross Law Group, PLLC
1535 Rosecrans Avenue	1430 Broadway, Suite 1804
Gardena, CA 90066	New York, NY 10018

If to Subscriber, to Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable are to be confirmed by letter given in accordance with Section 8(a) or 8(b) above.

9. Miscellaneous.

(a) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein will be deemed to be made by and be binding upon Subscriber and his, her or its heirs, executors, administrators and successors and will inure to the benefit of the Company and its successors and assigns. With respect to any representation or warranty made in this Subscription Agreement, (i) an individual shall be deemed to have “knowledge” of a particular fact or other matter if the individual is actually aware of that fact and (ii) the Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of that fact or other matter.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

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(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof will confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If the Company effects any recapitalization or other transaction affecting its stock, any new, substituted or additional securities or other property which is distributed with respect to the Shares will be immediately subject to this Subscription Agreement, to the same extent that the Shares, immediately prior thereto, will have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

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ZERO LABS AUTOMOTIVE INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

Subscriber, desiring to purchase Shares of Zero Labs Automotive Inc., hereby executes the Subscription Agreement to which this signature page is attached.

(a) If Subscriber is an accredited investor (as that term is defined in Regulation D under the Securities Act), because Subscriber meets the criteria set forth in one or more of the numbered paragraph(s) of Appendix A, then print the applicable paragraph number(s) from Appendix A: ______).

(b) Subscriber is paying an aggregate purchase price of $_________ for ______ Shares.

(c) The Shares being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

(print name of owner or names of joint owners)

Signature of Subscriber

Name (please print)

Email address

Address

Telephone Number

Social Security Number/EIN

Date

If the Shares are to be purchased in joint names, both Subscribers must sign:

Signature of Subscriber

Name (please print)

Email address

Address

Telephone Number

Social Security Number/EIN

Date

This subscription is accepted by the Company on __________________, 202_.

ZERO LABS AUTOMOTIVE INC.

By:
Name:
Title:

Subscription Agreement

Signature Page

APPENDIX A

An accredited investor includes the following categories of investor. Please initial next to the number or numbers below that describe Subscriber. Additional verification may be required:

(1) Subscriber is a natural person whose individual net worth (or combined net worth with Subscriber’s spouse if Subscriber is married) as of the date hereof exceeds $1,000,000. Except as set forth below, in calculating a person’s net worth, (i) a person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Shares exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

(2) Subscriber is a natural person who had an individual “income” exceeding $200,000 during both of the two most recently completed calendar years (or a joint income with Subscriber’s spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current calendar year.

(3) Subscriber is a natural person who holds any of the following licenses from the Financial Industry Regulatory Authority (FINRA): a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82), or a Licensed Investment Adviser Representative license (Series 65).

(4) Subscriber is a natural person who is a “knowledgeable employee” of the Company, if the Company were an “investment company” within the meaning of the Investment Company Act of 1940 (the “ICA”) but for Section 33(c)(1) or Section 3(c)(7) of the ICA.

(5) Subscriber is a “business development company,” as defined in Section 2(a)(48) of the ICA.

(6) Subscriber is an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”) or the laws of any state.

(7) Subscriber is an investment adviser described in section 203(l) (venture capital fund advisers) or section 203(m) (exempt reporting advisers) of the Advisers Act.\

(8) Subscriber is a trust with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the securities offered hereby, and the investment decisions for which are made by a sophisticated person capable of evaluating the merits and risks of the proposed investment.

(9) Subscriber is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors.

(10) Subscriber is a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or Section 301(d) of the Small Business Investment Act of 1958.

(11) Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Advisers Act.

(12) Subscriber is a bank, insurance company, registered investment company, business development company, small business investment company, or rural business development company.

(13) Subscriber is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, if the family office (i) has assets under management in excess of $5,000,000, (ii) was not formed for the specific purpose of acquiring the securities offered, and (iii) is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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(14) Subscriber is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements above, whose investment in the Company is directed by such family office.

(15) Subscriber is a corporation, a limited liability company, a Massachusetts or similar business trust, a partnership, or a non-profit organization of the type described in Internal Revenue Code section 501(c)(3), in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(16) Subscriber is an “employee benefit plan” (within the meaning of Title I of the Employee Retirement Income Security Act of 1974) and either (i) the decision to invest in the Company was made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser; (ii) the plan has total assets exceeding $5,000,000; or (iii) if a self-directed plan, investment decisions are made solely by persons who, if executing this document, would qualify as an accredited investor under one or more of the numbered paragraphs above.

(17) Subscriber is a plan established and maintained by a State, its political subdivisions, or an agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, and the plan has assets in excess of $5,000,000.

(18) Subscriber is an entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that was not formed to invest in the securities offered and own investment assets in excess of $5 million.

(19) Subscriber is an entity. Each of Subscriber’s equity investors, if executing this document, would qualify as an accredited investor under one or more of the numbered paragraphs above.

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